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                                                                   EXHIBIT 12.2

        RATIO OF EARNINGS TO COMBINED CHARGES AND PREFERENCE DIVIDENDS
                            (dollars in thousands)

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                                                         1994             1995             1996             1997             1998
                                                    --------------------------------------------------------------------------------


Fixed charges:
     Interest expense on indebtedness (including
     amortization of debt expense and capitalized
     interest)                                              218              972              869           40,304           91,626
     Interest on portion of rent expense
     representative of interest                             205              514            1,201            2,660            6,542
     Preference Dividends                                     -                -                -                -                -
                                                    ================================================================================

     Total fixed charges                                    423            1,486            2,070           42,964           98,168
                                                    ================================================================================

Earnings (Loss):
     Net loss before income taxes                     $ (11,416)       $ (11,329)       $ (22,346)       $ (79,910)      $ (124,912)

     Fixed charges per above                                423            1,486            2,070           42,964           98,168
     Less Capitalized Interest                                -              (62)            (204)          (4,440)         (10,616)

                                                    --------------------------------------------------------------------------------

Total Earnings (Loss)                                 $ (10,993)       $  (9,905)      $  (20,480)       $ (41,386)      $  (37,360)

                                                    ================================================================================

Ratio of Earnings to Fixed Charge                             -                -                -                -                -
                                                    ================================================================================

Coverage deficiency                                   $ (11,416)       $ (11,391)      $  (22,550)       $ (84,350)      $ (135,528)

                                                    ================================================================================


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                                                                                  Three Months Ended March 31,
                                                                         ---------------------------------------------
                                                       Pro Forma                                           Pro Forma
                                                         1998                1998            1999             1999
                                                    -----------------    ---------------------------------------------

Fixed charges:
     Interest expense on indebtedness (including
     amortization of debt expense and capitalized
     interest)                                               125,772         16,966          34,778            37,373
     Interest on portion of rent expense
     representative of interest                                6,542            665           1,635             1,635
     Preference Dividends                                          -              -               -                 -
                                                    =================    =============================================
     Total fixed charges                                     132,314         17,631          36,413            39,008
                                                    =================    =============================================
Earnings (Loss):
     Net loss before income taxes                         $ (177,962)     $ (30,267)      $ (47,476)        $ (57,438)
     Fixed charges per above                                 132,314         17,631          36,413            39,008
     Less Capitalized Interest                               (10,616)        (1,690)         (4,247)           (4,247)
                                                    -----------------    ---------------------------------------------
Total Earnings (Loss)                                     $  (56,264)     $ (14,326)      $ (15,310)        $ (22,677)
                                                    =================    =============================================
Ratio of Earnings to Fixed Charge                                  -              -               -                 -
                                                    =================    =============================================
Coverage deficiency                                       $ (188,578)     $ (31,957)      $ (51,723)        $ (61,685)
                                                    =================    =============================================

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